ONCOCYTE™

ONCOCYTE ANNOUNCES THE APPOINTMENT OF LOUIS E. SILVERMAN AS A MEMBER OF ITS BOARD OF DIRECTORS

Nov 30, 2022

IRVINE, Calif., Nov. 30, 2022 (GLOBE NEWSWIRE) -- Oncocyte Corporation (Nasdaq: OCX), a precision diagnostics company with the mission to improve patient outcomes by providing personalized insights that inform critical decisions throughout the patient care journey, today announced the appointment of Louis E. Silverman as an independent member of its board of directors, effective immediately.

"I am pleased to announce the appointment of Lou as a member of our Board," said Andy Arno, Chair of Oncocyte's Board of Directors. "Lou's 25+-year track record of success as CEO in health care IT and health care services companies will assuredly be accretive to the Company's strategic goals. We are confident that Lou's expertise in health care innovation and execution, together with his experienced leadership skills will be of tremendous and immediate benefit to the company."

Currently, Mr. Silverman is Chairman and CEO of Hicuity Health (formerly Advanced ICU Care), the nation's largest provider of 24 x 7 high acuity telemedicine services, including remote in-patient telemetry monitoring, post-acute remote patient monitoring services, virtual nursing, virtual tele-sitter, in-home monitoring, and telemedicine shared services. Mr. Silverman serves as a board member at a venture backed health care-oriented fin-tech company and a hospital system based in the Northeast. Mr. Silverman earned his BA in American Studies (cum laude) from Amherst College and his MBA from Harvard Business School.

"I am honored to be joining the Oncocyte Board of Directors," said Mr. Silverman. "I look forward to working with the Board and the management team and to supporting the Company's ongoing efforts to successfully execute on its strategic goals and create long-term shareholder value."

About Oncocyte

Oncocyte is a precision diagnostics company with a mission to improve patient outcomes by providing personalized insights that inform critical decisions throughout the patient care journey.

Through its proprietary tests and pharmaceutical services business, the Company aims to help save lives by accelerating the diagnosis of cancer and advancing cancer care. The Company's tests are designed to help provide clarity and confidence to physicians and their patients at every stage. DetermaRx™ identifies early-stage lung cancer patients who are at high risk for cancer recurrence and who may benefit from adjuvant chemotherapy. DetermaIO™ is a gene expression test that assesses the tumor microenvironment to predict response to immunotherapies. The Company's pipeline of tests in development also includes DetermaTx™, which will assess mutational status of a tumor, DetermaCNI™, a blood-based monitoring test, DetermaMx™, a long-term recurrence monitoring test, and VitaGraft™, a blood-based solid organ transplantation monitoring test. In addition, Oncocyte's pharmaceutical services provide companies that are developing new cancer treatments a full suite of molecular testing services to support the drug development process.

DetermaRx™, DetermaIO™, DetermaTx™, DetermaCNI™, DetermaMx™ and VitaGraft™ are trademarks of Oncocyte Corporation.

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates," "may," and similar expressions) are forward-looking statements. These statements include those pertaining to, among other things, the anticipation that the Company will bring three major products through reimbursement and to market over the next four quarters, the expected growth phase ahead and Oncocyte's pipeline, and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, the potential impact of COVID-19 on Oncocyte or its subsidiaries' financial and operational results, risks inherent in the development and/or commercialization of diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of Oncocyte's third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, potential interruptions to supply chains, the need and ability to obtain future capital, maintenance of intellectual property rights in all applicable jurisdictions, obligations to third parties with respect to licensed or acquired technology and products, the need to obtain third party reimbursement for patients' use of any diagnostic tests Oncocyte or its subsidiaries commercialize in applicable jurisdictions, and risks inherent in strategic transactions such as the potential failure to realize anticipated benefits, legal, regulatory or political changes in the applicable jurisdictions, accounting and quality controls, potential greater than estimated allocations of resources to develop and commercialize technologies, or potential failure to maintain any laboratory accreditation or certification. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of Oncocyte, particularly those mentioned in the "Risk Factors" and other cautionary statements found in Oncocyte's Securities and Exchange Commission (SEC) filings, which are available from the SEC's website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Oncocyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor & Media Contact

Caroline Corner

ICR Westwicke

Tel: 415.202.5678

caroline.corner@westwicke.com

ONCOCYTE™

Source: Oncocyte Corporation